Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Pacific Asia Petroleum, Inc

We consent to the incorporation by reference in the Registration Statement No. 333-163869 on Form S-3 and registration statements No. 333-160737 and 333-152061 on Form S-8 of Pacific Asia Petroleum, Inc.  pertaining to 2009 Equity Incentive Plan  and the 2007 Stock Plan of the Company, of our report dated March 2, 2010, relating to consolidated balance sheets of Pacific Asia Petroleum, Inc. and its subsidiaries (the “Company”) (a development stage company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009 and the period August 25, 2005 (date of inception) through December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, as appearing in this Annual Report on Form 10-K.

/s/ RBSM, LLP

New York, New York March 2, 2010